Exhibit 99

VF Reports Third Quarter Fiscal 2021 Results; Raises Full Year Fiscal 2021 Outlook

  Revenue from continuing operations decreased 6 percent (down 8 percent in constant dollars) to $3.0 billion;
  Active segment revenue decreased 9 percent (down 11 percent in constant dollars) including a 6 percent (8 percent in constant dollars) decrease in Vans® brand revenue; Outdoor segment revenue decreased 5 percent (down 7 percent in constant dollars) including flat revenue (down 2 percent in constant dollars) in The North Face® brand; Work segment revenue increased 8 percent (up 6 percent in constant dollars) including a 9 percent (7 percent in constant dollars) increase in Dickies® brand revenue;
  International revenue was flat (down 4 percent in constant dollars); Europe revenue increased 1 percent (down 4 percent in constant dollars); Greater China revenue increased 18 percent (up 11 percent in constant dollars), including a 22 percent (15 percent in constant dollars) increase in Mainland China;
  Direct-to-Consumer revenue decreased 2 percent (down 4 percent in constant dollars) including a 53 percent (49 percent in constant dollars) increase in Direct-to-Consumer Digital revenue;
  Gross margin from continuing operations decreased 250 basis points, including a 90 basis point negative impact from the timing of net foreign currency transaction activity, to 54.7 percent; on an adjusted basis, gross margin decreased 150 basis points to 55.7 percent;
  Operating income from continuing operations on a reported basis was $412 million; on an adjusted basis, operating income from continuing operations was $458 million;
  Earnings per share from continuing operations was $0.83; adjusted earnings per share from continuing operations was $0.93;
  VF ended the third quarter of fiscal 2021 with inventories down 14 percent compared to the prior year; at the end of the third quarter the company had approximately $3.9 billion of cash and short-term investments, including approximately $2 billion of cash designated for the acquisition of the Supreme® brand that was completed in the fourth quarter, in addition to $1.9 billion remaining under VF's revolving credit facility; the company also returned $191 million to shareholders through dividends;
  Full year fiscal 2021 revenue is now expected to be in the range of $9.1 billion to $9.2 billion, reflecting a decrease of 12 percent to 13 percent on an adjusted basis; full year fiscal 2021 adjusted earnings per share is now expected to be approximately $1.30, reflecting a decrease of approximately 51 percent.

DENVER--(BUSINESS WIRE)--January 27, 2021--VF Corporation (NYSE: VFC) today reported financial results for its third quarter ended December 26, 2020. All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Occupational Workwear Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Transaction and Deal Related Expenses and Costs Related to Specified Strategic Business Decisions.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

“Our third quarter results were largely ahead of expectations despite the impact of additional COVID-19-related disruption to our business,” said Steve Rendle, VF’s Chairman, President and CEO. “Our portfolio remains on track to return to growth in the fiscal fourth quarter and we are confident in VF’s plans to accelerate growth into fiscal 2022 and to continue advancing our business model transformation. We remain optimistic about the year ahead and look forward to improvements in our geopolitical, macroeconomic and pandemic-related situations.”

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Occupational Workwear Business

On January 21, 2020, VF announced its decision to explore the divestiture of its Occupational Workwear business. The Occupational Workwear business is comprised primarily of the following brands and businesses: Red Kap®, VF Solutions®, Bulwark®, Workrite®, Walls®, Terra®, Kodiak®, Work Authority® and Horace Small®. The business also includes certain Dickies® occupational workwear products that have historically been sold through the business-to-business channel.

During the three months ended March 2020, the company determined that the Occupational Workwear business met the held-for-sale and discontinued operations accounting criteria. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented.

Adjusted Amounts - Excluding Transaction and Deal Related Expenses and Costs Related to Specified Strategic Business Decisions

The adjusted amounts in this release exclude transaction and deal related expenses associated primarily with the acquisition of the Supreme® brand. Total transaction and deal related expenses were approximately $7 million in the third quarter and the first nine months of fiscal 2021.

The adjusted amounts in this release exclude costs related to a transformation initiative for our Asia-Pacific regional operations as well as certain cost optimization activities and other charges indirectly related to the strategic review of the Occupational Workwear business. The adjusted amounts also exclude costs related to strategic business decisions in South America and the operating results of jeanswear wind down activities in South America following the spin-off of Kontoor Brands. Total costs were approximately $39 million in the third quarter of fiscal 2021 and $77 million in the first nine months of fiscal 2021. Adjusted amounts for the first nine months of fiscal 2021 also exclude approximately $42 million of noncash non-operating expenses related to the release of certain currency translation amounts associated with the wind down activities in South America.

Combined, the above items negatively impacted earnings per share by $0.10 during the third quarter of fiscal 2021 and $0.29 during the first nine months of fiscal 2021. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

COVID-19 Outbreak Update

As the global impact of COVID-19 continues, VF remains first and foremost focused on a people-first approach that prioritizes the health and well-being of its employees, customers, trade partners and consumers around the world. To help mitigate the spread of COVID-19 and in response to public health advisories and governmental actions and regulations, VF has modified its business practices, including the temporary closing of offices and retail stores, instituting travel bans and restrictions and implementing health and safety measures including social distancing and quarantines.

The majority of VF's supply chain is currently operational. Suppliers are complying with local public health advisories and governmental restrictions which has resulted in isolated product delays. VF is working with its suppliers to minimize disruption. VF's distribution centers are operational in accordance with local government guidelines while maintaining enhanced health and safety protocols.

In North America, over 95 percent of VF's owned retail stores were open at the beginning of the third quarter, with all VF-owned retail stores re-opened by mid-October. Since that time additional stores have been re-closed, with approximately 15 percent of stores closed by the end of the quarter. The majority of the closures were Vans® stores, predominantly based in California. In addition, other stores are operating with reduced capacity. Stores in North America have begun to re-open since the end of the quarter and currently less than 10 percent of stores are closed in the region.

In the EMEA region, nearly all of VF's owned retail stores were open at the beginning of the third quarter. Since that time additional stores have been re-closed, with approximately 50 percent of stores closed by the end of the quarter. Additional stores in the EMEA region have re-closed since the end of the quarter and currently over 60 percent of stores are closed.

Nearly all of VF's owned retail stores in the APAC region, including Mainland China, were open during the quarter and remain open.

VF is continuing to monitor the COVID-19 outbreak globally and will comply with guidance from government entities and public health authorities to prioritize the health and well-being of its employees, customers, trade partners and consumers. As COVID-19 uncertainty continues, VF expects ongoing disruption to its business operations.

Third Quarter Fiscal 2021 Income Statement Review

  Revenue decreased 6 percent (down 8 percent in constant dollars) to $3.0 billion driven by store closures and lower consumer demand as a result of the COVID-19 outbreak and related government actions and regulations.
  Gross margin decreased 250 basis points to 54.7 percent, primarily driven by elevated promotional activity to clear excess inventory and the timing of net foreign currency transaction activity. On an adjusted basis, gross margin decreased 150 basis points to 55.7 percent.
  Operating income on a reported basis was $412 million. On an adjusted basis, operating income was $458 million. Operating margin was 13.9 percent. Adjusted operating margin was 15.4 percent.
  Earnings per share was $0.83 on a reported basis. On an adjusted basis, earnings per share was $0.93.

Balance Sheet Highlights

Inventories were down 14 percent compared with the same period last year. During the quarter, VF returned approximately $191 million of cash to shareholders through dividends. As part of the company's liquidity preservation actions during the ongoing COVID-19 outbreak, the company has suspended its share repurchase program. VF has $2.8 billion remaining under its current share repurchase authorization.

Full Year Fiscal 2021 Outlook

VF's full year outlook assumes no material deterioration to the company's current business operations as a result of COVID-19, governmental actions and regulations. VF's full year fiscal 2021 outlook has been updated and includes the following:

  Revenue is now expected to be in the range of $9.1 billion to $9.2 billion, reflecting a decrease of 12 percent to 13 percent on an adjusted basis. The updated outlook includes approximately $125 million of revenue from the Supreme® brand. This compares to the previous expectation of at least $9.0 billion, reflecting a decrease of approximately 14 percent on an adjusted basis.
  Adjusted earnings per share is expected to be approximately $1.30, reflecting a decrease of approximately 51 percent. The updated outlook includes approximately $0.05 of adjusted earnings per share from the Supreme® brand. This compares to the previous expectation of at least $1.20, reflecting a decrease of approximately 55 percent.
  Adjusted free cash flow is now expected to be approximately $650 million. This compares to the previous expectation of greater than $600 million.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.49 per share, payable on March 22, 2021, to shareholders of record on March 10, 2021. Subject to approval by its Board of Directors, VF intends to continue to pay its regularly scheduled dividend and is not currently contemplating the suspension of its dividend.

Webcast Information

VF will host its third quarter fiscal 2021 conference call beginning at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on third quarter fiscal 2021 results will be available at ir.vfc.com beginning at approximately 7:30 a.m. Eastern Time today and will be archived at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; the financial strength of VF’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international and direct-to-consumer businesses; retail industry changes and challenges; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure consumer and employee data; foreign currency fluctuations; stability of VF’s manufacturing facilities and foreign suppliers; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute and integrate acquisitions, including the recently acquired Supreme® brand; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the exit of the United Kingdom from the European Union (“Brexit”) or any other similar referendums that may be held; adverse or unexpected weather conditions; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; climate change and increased focus on sustainability issues; and risks associated with the spin-off of our Jeanswear business completed on May 22, 2019, including the risk that VF will not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; and the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of VF. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

VF CORPORATION Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)

	Three Months Ended December		%	Nine Months Ended December		%
	2020	2019	Change	2020	2019	Change
Net revenues	$2,971,541	$3,155,723	(6)%	$6,656,158	$8,386,135	(21)%
Costs and operating expenses
Cost of goods sold	1,345,024	1,351,653	0%	3,134,381	3,704,254	(15)%
Selling, general and administrative expenses	1,214,518	1,264,031	(4)%	3,036,639	3,497,315	(13)%
Total costs and operating expenses	2,559,542	2,615,684	(2)%	6,171,020	7,201,569	(14)%
Operating income	411,999	540,039	(24)%	485,138	1,184,566	(59)%
Interest, net	(31,776)	(17,337)	83%	(90,656)	(49,306)	84%
Other income (expense), net	6,484	(22,144)	*	(27,059)	(18,361)	*
Income from continuing operations before income taxes	386,707	500,558	(23)%	367,423	1,116,899	(67)%
Income tax expense	59,048	78,976	(25)%	74,260	4,667	*
Income from continuing operations	327,659	421,582	(22)%	293,163	1,112,232	(74)%
Income from discontinued operations, net of tax	19,581	43,421	(55)%	25,186	50,993	(51)%
Net income	$347,240	$465,003	(25)%	$318,349	$1,163,225	(73)%
Earnings per common share - basic (a)
Continuing operations	$0.84	$1.06	(21)%	$0.75	$2.80	(73)%
Discontinued operations	0.05	0.11	(54)%	0.06	0.13	(50)%
Total earnings per common share - basic	$0.89	$1.17	(24)%	$0.82	$2.93	(72)%
Earnings per common share - diluted (a)
Continuing operations	$0.83	$1.05	(21)%	$0.75	$2.77	(73)%
Discontinued operations	0.05	0.11	(54)%	0.06	0.13	(49)%
Total earnings per common share - diluted	$0.88	$1.16	(24)%	$0.81	$2.90	(72)%
Weighted average shares outstanding
Basic	389,872	395,940		389,262	396,806
Diluted	392,851	400,322		391,607	401,499
Cash dividends per common share	$0.49	$0.48	2%	$1.45	$1.42	2%

* Calculation not meaningful

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended December 2020 relate to the 13-week and 39-week fiscal periods ended December 26, 2020 and all references to periods ended December 2019 relate to the 13-week and 39-week fiscal periods ended December 28, 2019. References to March 2020 relate to information as of March 28, 2020.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (In thousands)

	December	March	December
	2020	2020	2019
ASSETS
Current assets
Cash and equivalents	$3,254,236	$1,369,028	$540,029
Accounts receivable, net	1,411,565	1,308,051	1,539,923
Inventories	1,075,983	1,293,912	1,254,460
Short-term investments	599,403	—	—
Other current assets	383,384	444,886	356,882
Current assets of discontinued operations	560,648	611,139	464,404
Total current assets	7,285,219	5,027,016	4,155,698
Property, plant and equipment, net	955,845	954,406	867,205
Goodwill and intangible assets, net	3,056,254	3,010,564	3,377,738
Operating lease right-of-use assets	1,476,503	1,273,514	1,259,066
Other assets	970,520	867,751	958,253
Other assets of discontinued operations	—	—	196,302
Total assets	$13,744,341	$11,133,251	$10,814,262
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$299,748	$1,228,812	$56,001
Current portion of long-term debt	1,006	1,018	4,677
Accounts payable	412,324	407,021	389,749
Accrued liabilities	1,664,760	1,260,252	1,410,609
Current liabilities of discontinued operations	120,185	126,781	101,056
Total current liabilities	2,498,023	3,023,884	1,962,092
Long-term debt	5,786,552	2,608,269	2,110,488
Operating lease liabilities	1,211,655	1,020,651	1,014,544
Other liabilities	1,109,937	1,123,113	1,128,834
Other liabilities of discontinued operations	—	—	30,714
Total liabilities	10,606,167	7,775,917	6,246,672
Stockholders' equity	3,138,174	3,357,334	4,567,590
Total liabilities and stockholders' equity	$13,744,341	$11,133,251	$10,814,262

VF CORPORATION Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Nine Months Ended December
	2020	2019
Operating activities
Net income	$318,349	$1,163,225
Income from discontinued operations, net of tax	25,186	50,993
Income from continuing operations, net of tax	293,163	1,112,232
Depreciation and amortization	204,580	194,647
Reduction in the carrying amount of right-of-use assets	309,579	282,531
Other adjustments	276,955	(775,433)
Cash provided by operating activities - continuing operations	1,084,277	813,977
Cash provided by operating activities - discontinued operations	57,779	27,649
Cash provided by operating activities	1,142,056	841,626
Investing activities
Purchases of short-term investments	(800,000)	—
Proceeds from maturities of short-term investments	200,000	—
Capital expenditures	(152,446)	(179,195)
Software purchases	(51,964)	(36,104)
Other, net	(9,116)	52,728
Cash used by investing activities - continuing operations	(813,526)	(162,571)
Cash used by investing activities - discontinued operations	(3,171)	(11,385)
Cash used by investing activities	(816,697)	(173,956)
Financing activities
Net increase (decrease) from short-term borrowings and long-term debt	2,044,426	(601,055)
Share repurchases	—	(500,003)
Cash dividends paid	(564,904)	(562,298)
Cash received from Kontoor Brands, net of cash transferred of $126.8 million	—	906,148
Proceeds from issuance of Common Stock, net of payments for tax withholdings	45,867	135,086
Cash provided (used) by financing activities	1,525,389	(622,122)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	12,513	(4,927)
Net change in cash, cash equivalents and restricted cash	1,863,261	40,621
Cash, cash equivalents and restricted cash – beginning of year	1,411,322	556,587
Cash, cash equivalents and restricted cash – end of period	$3,274,583	$597,208

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Three Months Ended December		% Change	% Change Constant Currency (a)	% Change Adjusted (b)	% Change Constant Currency and Adjusted (a) (b)
	2020	2019
Segment revenues
Outdoor	$1,571,043	$1,659,108	(5)%	(7)%	(5)%	(7)%
Active	1,127,121	1,239,462	(9)%	(11)%	(9)%	(11)%
Work	270,182	251,063	8%	6%	8%	6%
Other (c)	3,195	6,090	*	*	*	*
Total segment revenues	$2,971,541	$3,155,723	(6)%	(8)%	(6)%	(8)%
Segment profit (loss)
Outdoor	$311,767	$348,995	(11)%	(13)%
Active	201,373	286,474	(30)%	(31)%
Work	16,900	22,111	(24)%	(22)%
Other (c)	(4,435)	(2,800)	*	*
Total segment profit	525,605	654,780	(20)%	(21)%
Corporate and other expenses	(107,122)	(136,885)	(22)%	(22)%
Interest, net	(31,776)	(17,337)	83%	83%
Income from continuing operations before income taxes	$386,707	$500,558	(23)%	(25)%

(a) Refer to constant currency definition on the following pages.

(b) Excludes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands for the three months ended December 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2019" page for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results primarily related to the sale of non-VF products.
* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Nine Months Ended December		% Change	% Change Constant Currency (a)	% Change Adjusted (b)	% Change Constant Currency and Adjusted (a) (b)
	2020	2019
Segment revenues
Outdoor	$3,066,678	$3,795,665	(19)%	(21)%	(19)%	(21)%
Active	2,898,639	3,885,222	(25)%	(26)%	(25)%	(26)%
Work	686,163	674,826	2%	1%	2%	1%
Other (c)	4,678	30,422	*	*	*	*
Total segment revenues	$6,656,158	$8,386,135	(21)%	(22)%	(20)%	(22)%
Segment profit (loss)
Outdoor	$283,531	$525,107	(46)%	(48)%
Active	467,632	982,240	(52)%	(53)%
Work	13,672	52,129	(74)%	(74)%
Other (c)	(9,322)	(2,035)	*	*
Total segment profit	755,513	1,557,441	(51)%	(53)%
Corporate and other expenses	(297,434)	(391,236)	(24)%	(24)%
Interest, net	(90,656)	(49,306)	84%	84%
Income from continuing operations before income taxes	$367,423	$1,116,899	(67)%	(69)%

(a) Refer to constant currency definition on the following pages.

(b) Excludes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands for the nine months ended December 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2019" page for additional information.

(c) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results primarily related to the sale of non-VF products.
* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Three Months Ended December 2020
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,571,043	$(35,799)	$1,535,244
Active	1,127,121	(21,655)	1,105,466
Work	270,182	(3,750)	266,432
Other	3,195	667	3,862
Total segment revenues	$2,971,541	$(60,537)	$2,911,004
Segment profit (loss)
Outdoor	$311,767	$(6,748)	$305,019
Active	201,373	(3,161)	198,212
Work	16,900	398	17,298
Other	(4,435)	(1,468)	(5,903)
Total segment profit	525,605	(10,979)	514,626
Corporate and other expenses	(107,122)	254	(106,868)
Interest, net	(31,776)	—	(31,776)
Income from continuing operations before income taxes	$386,707	$(10,725)	$375,982
Diluted earnings per share growth	(21)%	(2)%	(23)%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Nine Months Ended December 2020
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$3,066,678	$(54,808)	$3,011,870
Active	2,898,639	(27,897)	2,870,742
Work	686,163	(3,167)	682,996
Other	4,678	696	5,374
Total segment revenues	$6,656,158	$(85,176)	$6,570,982
Segment profit (loss)
Outdoor	$283,531	$(13,046)	$270,485
Active	467,632	(6,712)	460,920
Work	13,672	(51)	13,621
Other	(9,322)	(3,057)	(12,379)
Total segment profit	755,513	(22,866)	732,647
Corporate and other expenses	(297,434)	83	(297,351)
Interest, net	(90,656)	—	(90,656)
Income from continuing operations before income taxes	$367,423	$(22,783)	$344,640
Diluted earnings per share growth	(73)%	(2)%	(75)%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2020

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended December 2020	As Reported under GAAP	Transaction and Deal Related Costs (a)	Specified Strategic Business Decisions (b)	Adjusted
Revenues	$2,971,541	$—	$—	$2,971,541

Gross profit	1,626,517	—	27,936	1,654,453
Percent	54.7%			55.7%

Operating income	411,999	6,680	39,378	458,057
Percent	13.9%			15.4%

Diluted earnings per share from continuing operations (c)	0.83	0.01	0.09	0.93

Nine Months Ended December 2020	As Reported under GAAP	Transaction and Deal Related Costs (a)	Specified Strategic Business Decisions (b)	Adjusted
Revenues	$6,656,158	$—	$—	$6,656,158

Gross profit	3,521,777	410	42,599	3,564,786
Percent	52.9%			53.6%

Operating income	485,138	7,132	76,863	569,133
Percent	7.3%			8.6%

Diluted earnings per share from continuing operations (c)	0.75	0.01	0.27	1.04

(a) Transaction and deal related costs include expenses associated with the acquisition of Supreme Holdings, Inc. of $6.6 million for both the three and nine months ended December 2020. Transaction and deal related costs also include expenses associated with the anticipated sale of the Occupational Workwear business of $0.1 million and $0.5 million, that did not meet the criteria for discontinued operations, for the three and nine months ended December 2020, respectively. The transaction and deal related costs resulted in a net tax benefit of $1.7 million in both the three and nine months ended December 2020.

(b) Specified strategic business decisions for the three and nine months ended December 2020 include costs related to a transformation initiative for our Asia-Pacific regional operations of $20.3 million in both periods. Specified strategic business decisions also include cost optimization activities and other charges indirectly related to the strategic review of the Occupational Workwear business, which totaled $19.1 million and $52.3 million during the three and nine months ended December 2020, respectively. The costs also include jeanswear wind down activities in South America after the separation of Kontoor Brands, and costs related to specified strategic business decisions to cease operations in Argentina and planned business model changes in certain other countries in South America, which totaled $4.0 million for the nine months ended December 2020. The nine months ended December 2020 also include a $42.4 million noncash charge recorded in the 'Other income (expense), net' line related to the release of certain currency translation amounts associated with the wind down activities in South America. The specified strategic business decisions resulted in a net tax benefit of $5.7 million and $11.7 million in the three and nine months ended December 2020, respectively.

(c) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 392,851,000 and 391,607,000 weighted average common shares for the three and nine months ended December 2020, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related costs and activity related to specified strategic business decisions. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2019

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended December 2019	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and Specified Strategic Business Decisions (b)	Pension Settlement Charge (c)	Impact of Swiss Tax Act (d)	Adjusted
Revenues	$3,155,723	$—	$(231)	$—	$—	$3,155,492

Gross profit	1,804,070	—	831	—	—	1,804,901
Percent	57.2%					57.2%

Operating income	540,039	—	16,195	—	—	556,234
Percent	17.1%					17.6%

Diluted earnings per share from continuing operations (e)	1.05	0.03	0.03	0.04	—	1.15

Nine Months Ended December 2019	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and Specified Strategic Business Decisions (b)	Pension Settlement Charge (c)	Impact of Swiss Tax Act (d)	Adjusted
Revenues	$8,386,135	$—	$(14,252)	$—	$—	$8,371,883

Gross profit	4,681,881	(630)	(1,782)	—	—	4,679,469
Percent	55.8%					55.9%

Operating income	1,184,566	22,317	51,093	—	—	1,257,976
Percent	14.1%					15.0%

Diluted earnings per share from continuing operations (e)	2.77	0.07	0.10	0.04	(0.41)	2.57

(a) Transaction and deal related costs include acquisition, integration and other costs related to the acquisitions of the Icebreaker® and Altra® brands, which totaled $12.8 million for the nine months ended December 2019. The costs also include separation and related expenses associated with the spin-off of the Jeans business of $9.5 million, that did not meet the criteria for discontinued operations, for the nine months ended December 2019. These transaction and deal related costs resulted in a net tax benefit of $5.8 million in the nine months ended December 2019. Additionally, the three and nine months ended December 2019 include an adjustment to tax expense of $10.2 million associated with the loss on sale for the divestiture of the Reef® brand.

(b) Relocation and specified strategic business decisions for the three and nine months ended December 2019 include costs associated with the relocation of VF’s global headquarters and certain brands to Denver, Colorado, which totaled $10.8 million and $41.5 million for the three and nine months ended December 2019, respectively. This activity includes a gain of approximately $11 million on the sale of certain office real estate and related assets in connection with the relocation, which was recorded in the three months ended June 2019. The activity also includes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands and costs related to specified strategic business decisions to cease operations in Argentina and planned business model changes in certain other countries in South America, which totaled $5.4 million and $9.6 million for the three and nine months ended December 2019, respectively. The relocation and specified strategic business decisions costs resulted in a net tax benefit of $3.0 million and $11.3 million for the three and nine months ended December 2019, respectively.

(c) A pension settlement charge of $22.9 million was recorded in the 'Other income (expense), net' line for the three and nine months ended December 2019 as a result of actions taken to reduce risk, volatility and the liability associated with VF's U.S. pension plan. The pension settlement charge resulted in a net tax benefit of $5.8 million for both periods.

(d) On May 19, 2019, Switzerland voted to approve the Federal Act on Tax Reform and AHV Financing ("Swiss Tax Act"). Certain provisions of the Swiss Tax Act were enacted during the three months ended September 2019, which resulted in adjustments to deferred tax positions of $164.4 million for the nine months ended December 2019.

(e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 400,322,000 and 401,499,000 weighted average common shares for the three and nine months ended December 2019, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related costs, relocation and specified strategic business decisions, the impact of the pension settlement charge and the impact of the Swiss Tax Act. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Top 4 Brand Revenue Information (Unaudited)

	Three Months Ended December 2020				Nine Months Ended December 2020
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	(10)%	(9)%	15%	(6)%	(30)%	(16)%	6%	(22)%
% change constant currency*	(10)%	(13)%	9%	(8)%	(30)%	(19)%	5%	(23)%
The North Face®
% change	(12)%	22%	16%	0%	(26)%	(3)%	4%	(17)%
% change constant currency*	(12)%	17%	10%	(2)%	(26)%	(7)%	1%	(18)%
Timberland®
% change	(19)%	(11)%	(6)%	(14)%	(26)%	(24)%	(11)%	(23)%
% change constant currency*	(18)%	(16)%	(11)%	(17)%	(26)%	(28)%	(13)%	(25)%
Dickies®
% change	8%	7%	14%	9%	2%	(4)%	20%	5%
% change constant currency*	8%	3%	8%	7%	3%	(7)%	17%	4%
*Refer to constant currency definition on previous pages.

VF CORPORATION Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited)

	Three Months Ended December 2020
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)
Geographic Revenue Growth
U.S.	(11)%	(11)%	(11)%	(11)%
EMEA	1%	(4)%	1%	(4)%
APAC	6%	1%	6%	1%
Greater China	18%	11%	18%	11%
Americas (non-U.S.)	(17)%	(16)%	(17)%	(16)%
International	0%	(4)%	0%	(4)%
Global	(6)%	(8)%	(6)%	(8)%

	Nine Months Ended December 2020
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)
Geographic Revenue Growth
U.S.	(25)%	(25)%	(25)%	(25)%
EMEA	(17)%	(20)%	(17)%	(20)%
APAC	0%	(2)%	0%	(2)%
Greater China	13%	10%	13%	10%
Americas (non-U.S.)	(39)%	(38)%	(38)%	(36)%
International	(15)%	(17)%	(15)%	(17)%
Global	(21)%	(22)%	(20)%	(22)%

	Three Months Ended December 2020
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)
Channel Revenue Growth
Wholesale (b)	(10)%	(12)%	(10)%	(12)%
Direct-to-consumer	(2)%	(4)%	(2)%	(4)%
Digital	53%	49%	53%	49%

	Nine Months Ended December 2020
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)
Channel Revenue Growth
Wholesale (b)	(25)%	(26)%	(24)%	(25)%
Direct-to-consumer	(15)%	(16)%	(15)%	(16)%
Digital	56%	54%	56%	54%

	As of December
	2020	2019
DTC Store Count
Total	1,396	1,397

*Refer to constant currency definition on previous pages.

(a) Excludes the operating results of jeanswear wind down activities in South America after the separation of Kontoor Brands for the three and nine months ended December 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2019" page for additional information.

(b) Royalty revenues are included in the wholesale channel for all periods.

Contacts

VF Corporation
Joe Alkire, 720-778-4051
Vice President, Corporate Development, Investor Relations and Treasury
or
Craig Hodges, 720-778-4116
Vice President, Corporate Affairs